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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) JULY 24, 2003


                            SUPERIOR GALLERIES, INC.
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             (Exact name of registrant as specified in its charter)


         DELAWARE                   0-21271                      35-2208007
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(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)



          9478 WEST OLYMPIC BOULEVARD, BEVERLY HILLS, CALIFORNIA 90212
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               (Address of principal executive offices) (Zip Code)


         Company's telephone number, including area code (310) 203-9855




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          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

Exercise of Warrants
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         On July 24, 2003, the following parties exercised warrants to purchase the number of shares of common stock indicated to the right of each name*:

         Silvano DiGenova, an individual                      345,100 shares
         Stanford Venture Capital Holdings, Inc.              750,000 shares
         Ronald M. Stein, an individual                       187,500 shares
         Osvaldo Pi, an individual                            187,500 shares
         William R. Fusselmann, an individual                 187,500 shares
         Daniel T. Bogar, an individual                       187,500 shares

         *The number of shares of common stock each holder may purchase per warrant has been adjusted to account for the 1-for-20 reverse stock split effected on June 30, 2003.

         Silvano DiGenova received warrants to purchase 345,100 shares of common stock of the Company on July 6, 2001 in connection with personal loan guarantees by Mr. DiGenova to the Company. Stanford Venture Capital Holdings, Inc. ("Stanford") received warrants to purchase 1,500,000 shares of common stock of the Company on April 10, 2002 in connection with the Company's issuance of Series B preferred stock. Stanford subsequently assigned warrants to purchase 187,500 shares of common stock to four (4) of its employees: Ronald M. Stein, Osvaldo Pi, William R. Fusselmann, and Daniel T. Bogar.

         The per-share exercise price for all the shares of common stock covered under the warrants exercised on July 24, 2003 was reduced to $0.001 on February 14, 2003 in connection with the Company's issuance of Series D preferred stock. All warrants exercised on July 24, 2003 were exercised at the per-share price of $0.001.

         As a result of the exercise of warrants on July 24, 2003, the Company's issued and outstanding common stock increased by 69.87%. The Company now has 4,485,942 shares of common stock issued and outstanding.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 31, 2003                SUPERIOR GALLERIES, INC.


                                    By: /s/ Paul Biberkraut
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                                        Paul Biberkraut, Chief Financial Officer